UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower Pavilion Embassy, 200 Jalan Ampang 50450 W.P. Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

(60) 3 8408-1788
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2026, Greenpro Capital Corp. (the “Company”) entered into a Confidential Settlement Agreement and Mutual Release of Claims with Millennium Fine Art Inc. (“MFAI”). The Settlement Agreement resolves all claims asserted in the Nevada state court action (Case No. A-21-840033-B) and the related JAMS arbitration (Ref. No. 5260000038), including claims previously disclosed by the Company relating to an alleged 2021 NFT-related contract.

Pursuant to the Settlement Agreement, and subject to the parties’ satisfaction of certain closing conditions, including delivery of executed dismissal documents, the Company will pay MFAI $100,000 and surrender 2,000,000 restricted shares of MFAI’s Class B common stock for cancellation.

The 2,000,000 restricted shares of MFAI Class B common stock to be surrendered for cancellation represent the entirety of the Company’s equity interest in MFAI. As previously disclosed, the Company acquired these shares on July 1, 2020 as consideration for the sale to MFAI of the Company’s 4% ownership interest in a 12.3-kilogram carved natural blue sapphire (the “Millennium Sapphire”), in which MFAI holds a 100% interest. These shares represent approximately 5% of MFAI’s issued and outstanding shares and approximately 1% of MFAI’s total voting rights. Other than this investment, the matters resolved by the Settlement Agreement, and the Settlement Agreement itself, there is no material relationship between the Company and MFAI.

Following the exchange of the settlement consideration, the parties will dismiss the litigation and arbitration with prejudice. The Settlement Agreement also contains mutual general releases of claims, confidentiality and non-disparagement provisions, and provides that neither the agreement nor its performance constitutes an admission of liability or wrongdoing by the Company.

The Company’s Board of Directors approved the Settlement Agreement via unanimous written consent dated June 15, 2026.

The foregoing description is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Confidential Settlement Agreement and Mutual Release of Claims by and between Millennium Fine Art Inc. and Greenpro Capital Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: July 1, 2026	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director